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                                                                 Exhibit 10.14a




                      AMENDMENT TO STOCKHOLDERS AGREEMENT
                      -----------------------------------


         This Amendment is made as of September 30, 1997 by and among Unifrax Corporation, a Delaware corporation, (the "Company"), BP Exploration (Alaska) Inc., a Delaware corporation, ("BP") and Unifrax Holding Co., a Delaware corporation, (the "Buyer").

         WHEREAS, the Company, BP and the Buyer are parties to the Stockholders Agreement dated as of October 30, 1996 (the "Agreement"); and

         WHEREAS, the Company, BP and the Buyer desire to amend the Agreement as set forth in this Amendment due to the Company's recent authorization of preferred stock and proposal to issue shares of such preferred stock to BP and the Buyer.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

         1. The definition of "BP Shares" as set forth in Section 1 of the Agreement is amended to read, in its entirety, as follows:

              "BP Shares" means, collectively, all shares of Common Stock and Preferred Stock owned by BP or its Affiliates.

         2. The definition of "Effective Percentage" as set forth in Section 1 of the Agreement is amended to read, in its entirety, as follows:

              "Effective Percentage" means the number of shares of Common Stock and Underlying Common Stock owned by BP divided by the total number of outstanding shares of Common Stock and Underlying Common Stock on a fully-diluted basis.

         3. The definition of "Other Equity" as set forth in Section 1 of the Agreement is amended to read, in its entirety, as follows:

              "Other Equity" means equity securities of the Company (other than Common Stock and Preferred Stock) and any options, warrants or other rights to acquire, or convertible into or exchangeable for, Common Stock, Preferred Stock or other equity securities of the Company.

         4.   The following definition is added to Section 1 of the Agreement:



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                "Preferred Stock" means, collectively, the preferred stock of the Company having a par value of $.01 per share, the relative rights, preferences and limitations of which are set forth in the Certificate of Amendment of Certificate of Incorporation of the Company, dated April 21, 1997.

         5. The definition of "Public Offering" as set forth in Section 1 of the Agreement is amended to read, in its entirety, as follows:

                "Public Offering" means any sale of Common Stock or Preferred Stock to the public pursuant to any offering registered under the Securities Act.

         6. The definition of "Underlying Common Stock" as set forth in Section 1 of the Agreement is amended to read, in its entirety, as follows:

                "Underlying Common Stock" means the Common Stock issued or issuable pursuant to the Preferred Stock or other securities containing granted options, conversion rights or other rights to acquire any shares of Common Stock.

         7. The first sentence of Section 3(a) of the Agreement is amended to read, in its entirety, as follows:

                 Except for (i) the issuance of shares of Common Stock representing, on a fully diluted basis, not more than seven percent (7%) of the Company's total Common Stock, pursuant to a Company Management Option Plan, or (ii) in connection with a Public Offering, or (iii) the issuance of Common Stock in connection with the acquisition of, or a merger with, another corporation or business, or (iv) the issuance of shares of Common Stock as a dividend on the outstanding Common Stock that would not, after giving effect to the issuance of such shares, affect the Effective Percentage, or (v) the original issuance of not more than 166.67 shares of Preferred Stock to BP prior to November 10, 1997, or (vi) the original issuance of not more than 1,500 shares of Preferred Stock to Buyer prior to November 10, 1997, or (vii) the issuance of shares of Common Stock in connection with a conversion of shares of Preferred Stock into shares of Common Stock, if the Company desires to sell or otherwise issue any shares of Common Stock, any shares of Preferred Stock or any securities containing options or rights to acquire any shares of


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                Common Stock or Preferred Stock, the Company shall first offer to sell to BP a portion of such stock or securities equal to the Effective Percentage.

           8. Section 4(b) of the Agreement is amended to read, in its entirety, as follows:

                Within thirty (30) days after its receipt of a Registration Notice, BP may by written notice to Company elect to include in the Public Offering all of the Common Stock and Preferred Stock owned by BP to the extent any Common Stock or Preferred Stock is covered in the Public Offering proposed by the Company. If BP elects to include any of the Common Stock or Preferred Stock owned by it in such Public Offering, it must elect to include all of such Common Stock or Preferred Stock, as applicable.

           9. Section 5(g) of the Agreement is amended to read, in its entirety, as follows:

                If BP sells less than all of the Common Stock owned by it in a Public Offering, then the Target Value shall be reduced by multiplying it by a fraction, the numerator of which is the number of shares of the Common Stock owned by BP and sold in such Public Offering and the denominator of which is the number of shares of the Common Stock owned by BP as of the date of this Agreement, plus the number of shares of Common Stock received by BP after the date of this Agreement in connection with the conversion of shares of Preferred Stock (all of such shares included in such denominator to be adjusted for any stock splits, reverse stock splits, stock dividends or similar events occurring after they are issued to BP).

           10. Section 6 of the Agreement is amended to read, in its entirety, as follows:

                The Company will not authorize or issue Common Stock, Preferred Stock or Other Equity, unless the price for, and terms of, such Common Stock, Preferred Stock or Other Equity are reasonable and established on a good faith basis.

           11. Clause (ii) of the first sentence of Section 7(b) of the Agreement is amended to read, in its entirety, as follows:

                substantially all such cash, cash equivalents or publicly-traded securities, or the cash received from the sale or collection thereof, net


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                of expenses and debt repayment, is to the extent feasible and as soon as practicable distributed ratably to the holders of Common Stock (subject to the rights of the holders of Preferred Stock).

           12. Clause (ii) of the first sentence of Section 8(a) of the Agreement is amended to read, in its entirety, as follows:

                Common Stock, Preferred Stock or Other Equity or debt sold to Buyer or its Affiliates for cash consideration at fair market value determined reasonably and good faith and subject, where applicable, to BP's preemption rights under Section 3 above;

           13. Clause (vi) is added at the end of the first sentence of Section 8(a) of the Agreement as follows:

                or (vi) the original issuance of not more than 1,500 shares of Preferred Stock to Buyer prior to November 10, 1997

           14. The last sentence of Section 8(a) is amended to read, in its entirety, as follows:

                For the avoidance of doubt, dividends declared and paid ratably from time to time to all holders of Common Stock, cash dividends declared and paid ratably from time to time to all holders of Preferred Stock, the redemption of all Preferred Stock and the conversion of any outstanding shares of Preferred Stock into shares of Common Stock are not considered to be Related Party Transactions.

           15. Section 9 of the Agreement is amended to read, in its entirety, as follows:

                The Company shall not, without the prior written consent of BP, redeem any Common Stock, Preferred Stock or Other Equity unless such redemption:

                        (i) applies only to Common Stock, and ratably to the shares of Common Stock owned by BP as a percentage of all outstanding shares of Common Stock; or

                        (ii) is of Common Stock, Preferred Stock or Other Equity held directly or indirectly by individuals within the management group; or



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                        (iii)  applies only to all outstanding shares of
                        Preferred Stock.

           16. Section 10 of the Agreement is amended to read, in its entirety, as follows:

                After June 30, 1997, each certificate evidencing Common Stock or Preferred Stock, and each certificate issued in exchange for or upon the transfer of any Common Stock or Preferred Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                        The securities represented by this certificate are subject to a Stockholders Agreement dated as of October 30, 1996, as amended, among the issuer of such securities (the "Company") and all of the Company's stockholders. A copy of such Stockholders Agreement will be furnished without charge by the Company to the holder hereof upon written request.

           17. Section 12 of the Agreement is amended to read, in its entirety, as follows:

                Prior to transferring any Common Stock or Preferred Stock (other than, in either case, in a Public Offering) to any Person, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

           18. Paragraph (a) of Section 14 of the Agreement is amended to read, in its entirety, as follows:

                In the event of a proposed Transfer of Common Stock or Preferred Stock (other than to Buyer or an Affiliate of Buyer) by Buyer or any Affiliate of Buyer (the "Transferring Stockholder"), the Transferring Stockholder shall deliver a written notice (the "Sale Notice") to BP, specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of such Transfer. BP may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 15 days after receipt by BP of the Sale Notice. If BP elects to participate in such Transfer, BP will be entitled to sell in the contemplated Transfer, at the same price and on the same terms as the Transferring Stockholder, a percentage of the Common Stock and Preferred Stock, as applicable, to be sold,


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                assigned or otherwise transferred in the contemplated Transfer equal to the percentage of Common Stock and Preferred Stock, as applicable, then outstanding that are BP Shares. Buyer shall use its best efforts to obtain the agreement of the prospective transferee(s) to the participation in any contemplated Transfer, to the extent BP elects to participate in the manner set forth above, and Buyer and its Affiliates shall not Transfer any shares of Common Stock or Preferred Stock to the prospective transferee(s) if the prospective transferee(s) declines to allow such participation of BP.

           19. The reference to "Common Stock" in the first sentence of Section 14(b)(i) of the Agreement is changed to "Common Stock or Preferred Stock".

           20. The last sentence of Section 14(b)(i) of the Agreement is amended to read, in its entirety, as follows:

                BP Shares shall be included in such sale in an amount equal to the product of (1) the number of shares of Common Stock or Preferred stock, as applicable, held by BP times (2) the ratio of the shares of Common Stock or Preferred Stock, as applicable, proposed to be sold by Buyer and its Affiliates to the total shares of Common Stock or Preferred Stock, as applicable, owned by Buyer and its Affiliates.

           21. The reference to "Common Stock" in Section 14(b)(ii) is changed to "Common Stock or Preferred Stock, as applicable,".

           22. The first sentence of Section 15 of the Agreement is amended to read, in its entirety, as follows:

                Any actual or attempted sale, transfer, assignment, pledge or other encumbrance or disposition of any shares of Common Stock or Preferred Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such shares as the owner of such shares for any purpose.

           23. The first sentence of Section 20 of the Agreement is amended to read, in its entirety, as follows:

                Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of, and be enforceable by, (a) the Company and its


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                successors and assignees and (b) the Stockholders and any
                subsequent holders of Common Stock or Preferred Stock and the respective successors and assigns of each of them, so long as they hold Common Stock or Preferred Stock, as applicable.

           24. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect.

           IN WITNESS WHEREOF, intending to be legally bound, the Company, BP and the Buyer has executed this Amendment on the day and year first above written.


                                               UNIFRAX CORPORATION


                                               By /s/William P. Kelly
                                                  -------------------------
                                                  Name: William P. Kelly
                                                  Title:   President


                                               BP EXPLORATION (ALASKA) INC.


                                               By /s/P. D. Wilbur
                                                  -------------------------
                                                  Name: Peter D. Wilbur
                                                  Title:   Secretary


                                               UNIFRAX HOLDING CO.


                                               By /s/John Nestor
                                                  -------------------------
                                                  Name: John G. Nestor
                                                  Title:   President